Exhibit 99.1

N E W S    R E L E A S E

FOR IMMEDIATE RELEASE	Contact:	Steven E. Nielsen, President and CEO
H. Andrew DeFerrari, Senior Vice President and CFO
(561) 627-7171

November 24, 2014

DYCOM INDUSTRIES, INC. ANNOUNCES FISCAL 2015 FIRST QUARTER
RESULTS AND PROVIDES GUIDANCE FOR THE NEXT FISCAL QUARTER

Palm Beach Gardens, Florida, November 24, 2014 - Dycom Industries, Inc. (NYSE: DY) announced today its results for the first quarter ended October 25, 2014.

The Company reported:

•	Contract revenues of $510.4 million for the quarter ended October 25, 2014, compared to $512.7 million for the quarter ended October 26, 2013.

•	Adjusted EBITDA - Non-GAAP of $66.4 million, or 13.0% of revenue, for the quarter ended October 25, 2014, compared to $63.2 million, or 12.3% of revenue, for the quarter ended October 26, 2013.

•
Net income of $20.8 million, or $0.59 per common share diluted, for the quarter ended October 25, 2014, compared to $18.7 million, or $0.54 per common share diluted, for the quarter ended October 26, 2013.

The Company also announced its outlook for the second quarter of fiscal 2015. The Company currently expects total revenue for the second quarter of fiscal 2015 to range from $410 million to $430 million and diluted earnings per share to range from $0.07 to $0.14.

The Company has defined Adjusted EBITDA - Non-GAAP as earnings before interest, taxes, depreciation and amortization, gain on sale of fixed assets, stock-based compensation expense, and certain non-recurring items. See the accompanying table which presents a reconciliation of GAAP to Non-GAAP financial information.

A conference call to review the Company’s results will be hosted at 9:00 a.m. (ET), Tuesday, November 25, 2014; call (800) 230-1059 (United States) or (612) 288-0329 (International) ten minutes before the conference call begins and ask for the “Dycom Results” conference call. A live webcast of the conference call, along with related materials, will be available at http://www.dycomind.com under the heading “Events.” The conference call materials will be available at approximately 7:00 a.m. (ET) on November 25, 2014. If you are unable to attend the conference call at the scheduled time, a replay of the live webcast and the conference call materials will be available at http://www.dycomind.com until Friday, December 26, 2014.

For additional detail on selected financial information including organic revenue, customer metrics, and certain other selected financial data and Non-GAAP measures, please refer to the Trend Schedule on Dycom’s website at http://www.dycomind.com in the Investor Center. The Trend Schedule will be available at approximately 7:00 a.m. (ET) on November 25, 2014.

Dycom is a leading provider of specialty contracting services throughout the United States and in Canada. These services include engineering, construction, maintenance and installation services to telecommunications providers, underground facility locating services to various utilities, including telecommunications providers, and other construction and maintenance services to electric and gas utilities.

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). The Company believes that the presentation of certain Non-GAAP financial measures in this press release provides information that is useful to investors because it allows for a more direct comparison of the Company’s performance for the period with the Company’s performance in the comparable prior-year period. The Company cautions that Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results.

Fiscal 2015 first quarter results are preliminary and are unaudited. This press release contains forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act. These statements are based on management’s current expectations, estimates and projections. Forward-looking statements are subject to risks and uncertainties that may cause actual results in the future to differ materially from the results projected or implied in any forward-looking statements contained in this press release. The most significant of these risks and uncertainties are described in our Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) and include business and economic conditions and trends in the telecommunications industry affecting our customers, the adequacy of our insurance and other reserves and allowances for doubtful accounts, whether the carrying value of our assets may be impaired, preliminary purchase price allocations of businesses acquired, expected benefits and synergies of acquisitions, the future impact of any acquisitions or dispositions, the anticipated outcome of other contingent events, including litigation, liquidity and other financial needs, the availability of financing, and the other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission. The Company does not undertake to update forward-looking statements.

---Tables Follow---

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS October 25, 2014 and July 26, 2014 Unaudited

	October 25, 2014	July 26, 2014
	(Dollars in thousands)
ASSETS
CURRENT ASSETS:
Cash and equivalents	$16,459	$20,672
Accounts receivable, net	296,832	272,741
Costs and estimated earnings in excess of billings	256,951	230,569
Inventories	47,003	49,095
Deferred tax assets, net	21,022	19,932
Other current assets	14,467	12,727
Total current assets	652,734	605,736

PROPERTY AND EQUIPMENT, NET	206,139	205,413
GOODWILL	269,465	269,088
INTANGIBLE ASSETS, NET	117,824	116,116
OTHER	15,995	16,001
TOTAL NON-CURRENT ASSETS	609,423	606,618
TOTAL ASSETS	$1,262,157	$1,212,354

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$66,422	$63,318
Current portion of debt	11,719	10,938
Billings in excess of costs and estimated earnings	14,027	13,882
Accrued insurance claims	33,525	32,260
Other accrued liabilities	86,905	76,134
Total current liabilities	212,598	196,532

LONG-TERM DEBT	455,640	446,863
ACCRUED INSURANCE CLAIMS	36,189	33,782
DEFERRED TAX LIABILITIES, NET NON-CURRENT	43,018	45,361
OTHER LIABILITIES	5,211	4,882
Total liabilities	752,656	727,420

Total Stockholders' Equity	509,501	484,934
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,262,157	$1,212,354

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS Unaudited

	Three Months Ended	Three Months Ended
	October 25, 2014	October 26, 2013
	(Dollars in thousands, except per share amounts)

Contract revenues	$510,389	$512,720

Costs of earned revenues, excluding depreciation and amortization	403,468	410,119
General and administrative expenses (a)	44,696	43,075
Depreciation and amortization	22,930	23,552
Total	471,094	476,746

Interest expense, net	(6,749)	(6,886)
Other income, net	1,795	2,012

Income before income taxes	34,341	31,100

Provision for income taxes	13,534	12,440

Net income	$20,807	$18,660

Earnings per common share:

Basic earnings per common share	$0.61	$0.56

Diluted earnings per common share	$0.59	$0.54

Shares used in computing income per common share:
Basic	34,010,147	33,423,678

Diluted	35,117,673	34,638,998

(a) Includes stock-based compensation expense of $3.9 million and $3.5 million for the three months ended October 25, 2014 and October 26, 2013, respectively.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP TO NON-GAAP INFORMATION Unaudited

The below table presents the Non-GAAP financial measure of Adjusted EBITDA for the three months ended October 25, 2014 and October 26, 2013 and a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP measure.

	Three Months Ended	Three Months Ended
	October 25, 2014	October 26, 2013
	(Dollars in thousands)
Reconciliation of net income to Adjusted EBITDA - Non-GAAP:
Net income	$20,807	$18,660
Interest expense, net	6,749	6,886
Provision for income taxes	13,534	12,440
Depreciation and amortization expense	22,930	23,552
Earnings Before Interest, Taxes, Depreciation & Amortization ("EBITDA")	64,020	61,538
Gain on sale of fixed assets	(1,523)	(1,865)
Stock-based compensation expense	3,890	3,506
Adjusted EBITDA - Non-GAAP	$66,387	$63,179